EXHIBIT 10.2

CANCELLATION AND EXCHANGE AGREEMENT

by and among

ARGENT BIOPHARMA LIMITED

(formerly known as MGC Pharmaceuticals Ltd)

MERCER STREET GLOBAL OPPORTUNITY FUND, LLC

and

SPLASH BEVERAGE GROUP, INC.

Dated as of July 6, 2026

This CANCELLATION AND EXCHANGE AGREEMENT (this “Agreement”) is entered into as of July 6, 2026, by and among:

ARGENT BIOPHARMA LIMITED (ACN 637 530 498), a company organized under the laws of Australia, formerly known as MGC Pharmaceuticals Ltd (ACN 116 800 269), whose securities are listed on the Australian Securities Exchange under the ticker symbol ASX: RGT, with its principal office at ___________ (“RGT” or “Argent”);

MERCER STREET GLOBAL OPPORTUNITY FUND, LLC, a limited liability company organized under the laws of the State of Delaware, with its principal office at ___________ (“Mercer Street” or the “Investor”); and

SPLASH BEVERAGE GROUP, INC., a corporation organized under the laws of the State of Nevada, whose common stock is listed on the NYSE American under the ticker symbol SBEV, with its principal office at ___________ (“SBEV”).

Each of Argent, Mercer Street, and SBEV is referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A.       RGT and Mercer Street are parties to two separate convertible securities facilities: (i) the Convertible Securities Agreement dated 8 September 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “2020 CSA”), under which AUD-denominated convertible notes were issued; and (ii) the Convertible Securities Agreement dated 29 July 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “2022 CSA”, and together with the 2020 CSA, the “CSAs”), under which USD-denominated convertible notes were issued. Each CSA constitutes a separate agreement and each convertible note issued under it is a secured debt security evidencing RGT’s indebtedness to Mercer Street under the relevant CSA.

B.       Each CSA is secured by a separate General Security Deed granted by RGT in favour of Mercer Street over all of RGT’s present and after-acquired property: (i) the General Security Deed dated on or about 8 September 2020 in respect of the 2020 CSA (the “2020 Security Deed”); and (ii) the General Security Deed dated on or about 29 July 2022 in respect of the 2022 CSA (the “2022 Security Deed”, and together with the 2020 Security Deed, the “Security Deeds”). Each Security Deed secures only the Secured Money and Secured Obligations under, and as defined in, the CSA to which it relates.

C.       As of the date hereof, Mercer Street holds convertible notes issued by RGT comprising: (i) under the 2020 CSA, one (1) convertible notes with an aggregate outstanding face value of A$ 450,000 (the “2020 Cancelled Note”); and (ii) under the 2022 CSA, seven (7) convertible notes with an aggregate outstanding face value of US$ 5,206,432 (the “2022 Cancelled Notes”, and together with the 2020 Cancelled Note, the “Cancelled Notes”).

D.       RGT and SBEV have entered into that certain License Agreement dated as of July __, 2026 (the “License Agreement”), pursuant to which RGT granted to SBEV an exclusive license to certain intellectual property of RGT, subject to the terms and conditions set forth therein;

E.       As part of the consideration for the License Agreement, the License Agreement contemplates the consummation of a transaction (the “Debt Exchange”) pursuant to which Mercer Street will forgive the Cancelled Notes, and in exchange therefor, SBEV will issue to Mercer Street preferred stock with an aggregate stated value equal to Five Million Five Hundred Thousand U.S. Dollars ($5,500,000), such Debt Exchange being a condition precedent to the effectiveness of the License Agreement;

F.       The Parties desire to set forth the terms and conditions upon which the Debt Exchange will be effected, including (i) the cancellation of the Cancelled Notes by Mercer Street, (ii) the release of the Security Deeds to the extent applicable, and (iii) the issuance by SBEV to Mercer Street of preferred stock in SBEV; and

G.       Each Party has determined that the transactions contemplated by this Agreement are in its best interests and desires to consummate the Debt Exchange on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms have the meanings set forth below:

“2020 CSA”, “2022 CSA” and “CSAs” have the meanings set forth in the Recitals.

“2020 Security Deed”, “2022 Security Deed” and “Security Deeds” have the meanings set forth in the Recitals.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Business Day” means any day other than a Saturday, Sunday, or any day on which banking institutions in New York, New York are authorized or required by applicable Law to be closed.

“Cancelled Notes” has the meaning set forth in the Recitals.

“Certificate of Designation” means the Certificate of Designation of Preferences, Rights and Limitations of the Preferred Equity to be filed by SBEV with the Secretary of State of the State of Nevada designating the series and setting forth the terms of the Preferred Equity, in form and substance reasonably acceptable to Mercer Street.

“Closing” has the meaning set forth in Section 6.1.

“Closing Date” has the meaning set forth in Section 6.1.

“Debt Exchange” has the meaning set forth in the Recitals.

“Encumbrance” means any mortgage, pledge, lien, charge, security interest, claim, community property interest, option, equitable interest, restriction of any kind (including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership), or other encumbrance of any nature whatsoever.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any federal, state, provincial, local, municipal, foreign, or other government or governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), or any self-regulatory organization.

“Law” means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, rule, or statute.

“License Agreement” has the meaning set forth in the Recitals.

“Material Adverse Effect” means, with respect to any Person, any event, circumstance, change, occurrence, or effect that, individually or in the aggregate with all other events, circumstances, changes, occurrences, or effects, (a) is or would reasonably be expected to be materially adverse to the business, assets, financial condition, or results of operations of such Person, or (b) would reasonably be expected to prevent or materially impair or delay the ability of such Person to consummate the transactions contemplated by this Agreement.

“NYSEA” means the NYSE American LLC.

“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, or Governmental Authority.

“Preferred Equity” means shares of a newly designated series of preferred stock of SBEV, to be designated in accordance with applicable securities Laws and NYSEA listing requirements, with an aggregate stated value of Five Million Five Hundred Thousand U.S. Dollars ($5,500,000), the terms of which shall be set forth in the Certificate of Designation.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Deed Release” means, in respect of a Security Deed, a deed of release and discharge of that Security Deed and the release of the related Security Interest, in registrable form and in form and substance reasonably satisfactory to RGT, together with all financing change statements and other steps necessary to discharge any corresponding registration(s) on the Personal Property Securities Register (PPSR). References to “Security Deed Releases” are to each such release required under this Agreement.

“Transaction Documents” means, collectively, this Agreement, the Certificate of Designation, each Security Deed Release, and all other documents, instruments, and agreements executed and delivered in connection with the transactions contemplated hereby.

Section 1.2 Interpretation. Unless the context otherwise requires: (a) words importing the singular include the plural and vice versa; (b) words importing any gender include the other genders; (c) a reference to any Party to this Agreement or any other agreement or document includes such Party’s successors and permitted assigns; (d) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (e) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement; (f) all references to Articles, Sections, and Exhibits mean the Articles, Sections, and Exhibits of this Agreement unless otherwise specified; (g) all references to “$” or “dollars” mean U.S. dollars; and (h) all references to shares of capital stock, prices per share, and amounts per share shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization, or other similar transaction affecting such shares.

ARTICLE II

CANCELLATION OF DEBT

Section 2.1 Cancellation of Cancelled Notes. Subject to the terms and conditions of this Agreement, effective as of the Closing, Mercer Street irrevocably and unconditionally forgives, cancels, extinguishes and discharges the Cancelled Notes (being the 2020 Cancelled Note and the 2022 Cancelled Notes) in their entirety, including all principal, face value, accrued and unpaid interest (if any), premium (if any) and any other amounts owing under or in connection with each CSA in respect of the Cancelled Notes, such that, from and after the Closing: (a) RGT shall have no further obligation or liability to Mercer Street under either CSA in respect of the Cancelled Notes; (b) the Cancelled Notes shall be deemed satisfied, paid in full and discharged for all purposes and shall cease to be on issue; (c) Mercer Street shall, at or prior to Closing, surrender to RGT for cancellation the convertible security certificates representing the Cancelled Notes (or deliver a lost certificate indemnity in a form reasonably acceptable to RGT); and (d) RGT shall update its register of convertible securities to record the cancellation of the Cancelled Notes. For the avoidance of doubt, the satisfaction of the Cancelled Notes under this Section is by way of forgiveness and cancellation and not by conversion into Shares or repayment in cash.

Section 2.2 Release of Security Deeds. Subject to and effective upon the Closing, and against cancellation of the Cancelled Notes under Section 2.1: Mercer Street shall execute and deliver to RGT a Security Deed Release for the corresponding Security Deed and shall do all things reasonably required by RGT to release and discharge the Security Interest granted under that Security Deed, including (i) executing the Security Deed Release, (ii) promptly (and in any event within 5 Business Days of Closing) lodging, or consenting to RGT lodging, all financing change statements necessary to discharge any corresponding PPSR registration(s), and (iii) returning any certificates of title or other documents held under that Security Deed.

ARTICLE III

ISSUANCE OF PREFERRED EQUITY

Section 3.1 Issuance. Subject to the terms and conditions of this Agreement, in consideration for Mercer Street’s cancellation of the Cancelled Notes pursuant to Article II, effective as of the Closing, SBEV shall issue and deliver to Mercer Street the Preferred Equity , consisting of shares of a newly designated series of preferred stock of SBEV with an aggregate stated value of Five Million Five Hundred Thousand U.S. Dollars ($5,500,000). The series designation, number of shares, per-share stated value, and other terms of the Preferred Equity shall be as set forth in the Certificate of Designation.

Section 3.2 Certificate of Designation. Prior to the Closing, SBEV shall file the Certificate of Designation with the Secretary of State of the State of Nevada, designating the Preferred Equity series. The Certificate of Designation shall be in form and substance reasonably acceptable to Mercer Street.

Section 3.3 Delivery of Preferred Equity. At the Closing, SBEV shall deliver or cause to be delivered to Mercer Street evidence of the issuance of the Preferred Equity, which may be in book-entry form registered in the name of Mercer Street on the books and records of SBEV, together with such other documentation as may be reasonably requested by Mercer Street to evidence such issuance.

Section 3.4 Exemption from Registration. The Parties intend that the issuance of the Preferred Equity to Mercer Street pursuant to this Agreement shall be exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof and/or Regulation D promulgated thereunder, and each Party shall take such actions and deliver such documents as may be reasonably necessary to ensure the availability of such exemption.

Section 3.5 NYSEA Compliance. SBEV shall use commercially reasonable efforts to ensure that the Preferred Equity is designated and issued in compliance with all applicable listing requirements of the NYSEA, and shall timely make all filings, applications, and notifications required by the NYSEA in connection with the issuance of the Preferred Equity.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Mutual Representations and Warranties. Each Party hereby represents and warrants to each other Party as of the date hereof and as of the Closing Date as follows:

(a) Organization and Good Standing. Such Party is duly organized, validly existing, and in good standing (or the equivalent thereof) under the Laws of the jurisdiction of its organization and has all requisite power and authority to own, lease, and operate its assets and to carry on its business as presently conducted.

(b) Authority and Capacity. Such Party has all requisite power, authority, and capacity to execute and deliver this Agreement and each other Transaction Document to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance of this Agreement and each other Transaction Document to which such Party is a party have been duly authorized by all necessary action on the part of such Party.

(c) Enforceability. This Agreement has been duly executed and delivered by such Party and constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar Laws affecting creditors’ rights generally, and (ii) general principles of equity, whether considered in a proceeding at law or in equity.

(d) No Conflicts. The execution, delivery, and performance of this Agreement and the other Transaction Documents by such Party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) violate or conflict with the organizational documents of such Party, (ii) violate or conflict with any Law or order applicable to such Party, or (iii) result in a breach of, constitute a default under, or give rise to any right of termination, acceleration, or cancellation under any material contract or agreement to which such Party is a party or by which any of its assets are bound, except in each case of clauses (ii) and (iii) as would not reasonably be expected to have a Material Adverse Effect on such Party.

(e) Governmental Approvals. No consent, approval, order, or authorization of, or registration, declaration, or filing with, any Governmental Authority is required on the part of such Party in connection with the execution, delivery, or performance of this Agreement or the consummation of the transactions contemplated hereby, except (i) filings required under applicable securities Laws, (ii) filings required by the NYSEA or the Australian Securities Exchange, as applicable, and (iii) such consents, approvals, orders, authorizations, registrations, declarations, or filings the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect on such Party.

(f) No Litigation. There is no action, suit, proceeding, claim, arbitration, or investigation pending or, to the knowledge of such Party, threatened against such Party before any Governmental Authority that (i) challenges or seeks to prevent, enjoin, or materially delay the transactions contemplated by this Agreement, or (ii) would reasonably be expected to have a Material Adverse Effect on such Party’s ability to perform its obligations hereunder.

Section 4.2 Representations and Warranties of Argent. Argent hereby represents and warrants to each other Party as of the date hereof and as of the Closing Date as follows:

(a) License Agreement. The License Agreement has been duly authorized, executed, and delivered by Argent and constitutes the legal, valid, and binding obligation of Argent enforceable against Argent in accordance with its terms (subject to customary exceptions). The consummation of the transactions contemplated by this Agreement satisfies the condition set forth in Section 3.1(a) of the License Agreement.

(b) No Other Consents. Other than as set forth in this Agreement, no consent of any third party is required for the cancellation of the Cancelled Notes or the release of the Security Deeds to the extent contemplated hereby.

Section 4.3 Representations and Warranties of Mercer Street. Mercer Street hereby represents and warrants to each other Party as of the date hereof and as of the Closing Date as follows:

(a) Ownership of Cancelled Notes. Mercer Street is the sole legal and beneficial owner of the Cancelled Notes, free and clear of all Encumbrances (other than transfer restrictions arising under applicable securities Laws or the CSAs). Mercer Street has not assigned, pledged, hypothecated, or otherwise transferred the Cancelled Notes or any interest therein to any Person.

(b) Authority to Cancel. Mercer Street has full right, power, and authority to forgive, cancel, and discharge the Cancelled Notes as contemplated by this Agreement without the consent of any other Person.

(c) Securities Law Representations. Mercer Street represents and warrants that: (i) it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act; (ii) it is acquiring the Preferred Equity for its own account for investment purposes only and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act or any applicable state securities laws; (iii) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Preferred Equity and has the ability to bear the economic risk of such investment; (iv) it has been afforded access to information about SBEV and the Preferred Equity sufficient to make an informed investment decision; (v) it understands that the Preferred Equity is being offered and sold in reliance upon an exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder, and that such securities have not been registered under the Securities Act or any state securities laws; and (vi) it acknowledges that the Preferred Equity may not be offered, sold, transferred, pledged, or otherwise disposed of unless registered under the Securities Act and applicable state securities laws or pursuant to an available exemption therefrom.

Section 4.4 Representations and Warranties of SBEV. SBEV hereby represents and warrants to each other Party as of the date hereof and as of the Closing Date as follows:

(a) Capitalization. SBEV has sufficient authorized but unissued shares of preferred stock available for designation and issuance of the Preferred Equity. Upon issuance in accordance with this Agreement and the Certificate of Designation, the Preferred Equity will be duly authorized, validly issued, fully paid, and non-assessable, and free and clear of all Encumbrances (other than transfer restrictions arising under applicable securities Laws or as set forth in the Certificate of Designation).

(b) SEC Filings. To its knowledge, SBEV has filed all reports, schedules, forms, and statements required to be filed by it with the SEC under the Exchange Act for the twelve-month period preceding the date hereof (collectively, the “SEC Reports”). The SEC Reports, when filed, complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

(c) NYSEA Listing. SBEV’s common stock is listed on the NYSEA, and except as disclosed in SEC Reports or on Schedule 4.4(c), SBEV is in compliance in all material respects with the applicable listing requirements of the NYSEA. Except as disclosed in SEC Reports or in Schedule 4.4(c), SBEV has not received any written notice from the NYSEA regarding the delisting or potential delisting of its common stock.

(d) No Integration. Neither SBEV nor any of its Affiliates, nor any Person acting on their behalf, has, directly or indirectly, made any offers or sales of any SBEV security or solicited any offers to buy any SBEV security, under circumstances that would cause the issuance of the Preferred Equity pursuant to this Agreement to be integrated with prior offerings by SBEV for purposes of the Securities Act or any applicable stockholder approval provisions.

(e) License Agreement. The License Agreement has been duly authorized, executed, and delivered by SBEV and constitutes the legal, valid, and binding obligation of SBEV enforceable against SBEV in accordance with its terms (subject to customary exceptions). SBEV acknowledges that the consummation of the Debt Exchange is a condition precedent to the effectiveness of the License Agreement and a material component of the consideration thereunder.

(f) Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission from SBEV in connection with the transactions contemplated by this Agreement.

ARTICLE V

CONDITIONS TO CLOSING

Section 5.1 Conditions to Obligations of All Parties. The obligations of each Party to consummate the Closing are subject to the satisfaction or waiver (to the extent permitted by applicable Law) at or prior to the Closing of each of the following conditions:

(a) No Injunction or Litigation. No Governmental Authority shall have enacted, issued, promulgated, enforced, or entered any Law or order (whether temporary, preliminary, or permanent) that is then in effect and that enjoins, restrains, conditions, makes illegal, or otherwise prohibits the consummation of the transactions contemplated by this Agreement, and no action, suit, or proceeding shall be pending or threatened before any Governmental Authority seeking to restrain, prohibit, or invalidate such transactions.

(b) License Agreement. The License Agreement shall have been duly executed and delivered by each of Argent and SBEV, all conditions precedent to the effectiveness of the License Agreement (other than the consummation of the Debt Exchange) shall have been satisfied or waived, and the License Agreement shall be in full force and effect in accordance with its terms.

(c) Representations and Warranties. The representations and warranties of each Party set forth in this Agreement shall be true and correct in all material respects (or, in the case of representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of the date hereof and as of the Closing Date as though made on and as of such date (except for representations and warranties that expressly speak as of a specific date, which shall be true and correct as of such date).

(d) Performance. Each Party shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing.

(e) Officer’s Certificates. Each Party shall have received a certificate signed by an authorized officer of each other Party, dated as of the Closing Date, certifying that the conditions set forth in Sections 5.1(c) and 5.1(d) have been satisfied with respect to such certifying Party.

Section 5.2 Conditions to Obligations of Mercer Street. The obligations of Mercer Street to consummate the Closing are subject to the satisfaction or waiver (to the extent permitted by applicable Law) at or prior to the Closing of each of the following additional conditions:

(a) Certificate of Designation. The Certificate of Designation shall have been duly filed with and accepted by the Secretary of State of the State of Nevada, and a file-stamped copy thereof (or equivalent evidence of filing) shall have been delivered to Mercer Street.

(b) Issuance of Preferred Equity. SBEV shall have duly issued the Preferred Equity to Mercer Street, and Mercer Street shall have received evidence of such issuance in form and substance reasonably satisfactory to it.

Section 5.3 Conditions to Obligations of Argent. The obligations of Argent to consummate the Closing are subject to the satisfaction or waiver (to the extent permitted by applicable Law) at or prior to the Closing of the following additional condition:

(a) Cancellation and Release Deliverables. Mercer Street shall be ready, willing and able to perform, and shall perform at Closing, its obligations under Sections 2.1 and 2.2, including surrender of the certificates for the Cancelled Notes and execution and delivery of each Security Deed Release and the related PPSR discharge documentation required under Section 2.2.

Section 5.4 Conditions to Obligations of SBEV. The obligations of SBEV to consummate the Closing are subject to the satisfaction or waiver (to the extent permitted by applicable Law) at or prior to the Closing of the following additional condition:

(a) Cancellation of Notes. Mercer Street shall be ready, willing and able to cancel, and shall cancel at Closing, the Cancelled Notes in accordance with Section 2.1.

ARTICLE VI

CLOSING

Section 6.1 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article V, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely by the electronic exchange of documents and signatures on the date on which all such conditions have been satisfied or waived (other than those conditions to be satisfied at Closing), or at such other time, date, or place as the Parties may mutually agree in writing (such date, the “Closing Date”).

Section 6.2 Deliveries by Mercer Street. At the Closing, Mercer Street shall deliver to the other Parties:

(a) the surrendered convertible security certificates for the Cancelled Notes (or a lost certificate indemnity in a form reasonably acceptable to RGT), each Security Deed Release required under Section 2.2, and the executed PPSR financing change statements (or written consent for RGT to lodge them) discharging any corresponding registration(s) over RGT;

(b) an officer’s certificate, dated as of the Closing Date, certifying as to satisfaction of the conditions set forth in Sections 5.1(c) and 5.1(d) with respect to Mercer Street; and

Section 6.3 Deliveries and Post-Closing Obligations of Argent. (a) At the Closing, Argent shall deliver to the other Parties an officer’s certificate, dated as of the Closing Date, certifying as to satisfaction of the conditions set forth in Sections 5.1(c) and 5.1(d) with respect to Argent and (b) Promptly following Closing, RGT shall: (i) update its register of convertible securities to record the cancellation of the Cancelled Notes; (ii) lodge any PPSR financing change statements required to discharge a Security Deed released under Section 2.2 (to the extent not lodged by Mercer Street); and (iii) lodge with ASX an Appendix 3H in respect of the cancellation of the convertible securities.

Section 6.4 Deliveries by SBEV. At the Closing, SBEV shall deliver to the other Parties:

(a) evidence of the issuance of the Preferred Equity to Mercer Street, in book-entry form or such other form as is reasonably acceptable to Mercer Street;

(b) a file-stamped copy of the Certificate of Designation (or equivalent evidence of filing);

(c) an officer’s certificate, dated as of the Closing Date, certifying as to satisfaction of the conditions set forth in Sections 5.1(c) and 5.1(d) with respect to SBEV.

Section 6.5 Additional Documents. At the Closing, each Party shall deliver such other documents, instruments, and agreements as are reasonably requested by any other Party to effectuate the transactions contemplated hereby.

ARTICLE VII

COVENANTS AND ADDITIONAL AGREEMENTS

Section 7.1 Further Assurances. From and after the Closing, each Party shall, at the request of any other Party, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions of this Agreement and the other Transaction Documents and to give effect to the transactions contemplated hereby and thereby.

Section 7.2 Regulatory Filings. Each Party shall cooperate with the other Parties and use commercially reasonable efforts to promptly prepare and file all necessary documentation, and to effect all applications, notices, petitions, and filings, that are necessary or advisable to consummate the transactions contemplated by this Agreement. Each Party shall use commercially reasonable efforts to obtain all approvals, consents, registrations, permits, and authorizations necessary or advisable to consummate the transactions contemplated by this Agreement.

Section 7.3 Confidentiality. Each Party shall, and shall cause its respective Affiliates, officers, directors, employees, agents, and representatives to, keep confidential and not disclose to any Person (other than its legal and financial advisors on a need-to-know basis) the terms and conditions of this Agreement and the Transaction Documents, except (a) as required by applicable Law, regulation, or stock exchange rule (including filings with the SEC, the Australian Securities Exchange, and the NYSEA), (b) as necessary to enforce the rights of such Party under this Agreement, or (c) with the prior written consent of the other Parties (which consent shall not be unreasonably withheld, conditioned, or delayed).

Section 7.4 Tax Matters. Each Party shall be responsible for its own tax obligations arising from or in connection with the transactions contemplated by this Agreement. The Parties shall cooperate in good faith with respect to any tax filings, reports, or elections that may be required in connection with the Debt Exchange.

Section 7.5 Notification of Certain Matters. From the date hereof until the Closing, each Party shall promptly notify the other Parties in writing upon becoming aware of (a) any event or circumstance that would cause any of the conditions set forth in Article V not to be satisfied, (b) any material breach of any representation, warranty, covenant, or agreement of such Party contained herein, or (c) any event or circumstance that has had or would reasonably be expected to have a Material Adverse Effect on such Party.

Section 7.6 Legend. Mercer Street acknowledges and agrees that the Preferred Equity shall bear a restrictive legend substantially in the following form (or such other legend as may be required under applicable Law):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.”

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Governing Law. This Agreement and all claims, controversies, disputes, and causes of action (whether in contract, tort, or otherwise) arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 8.2 Jurisdiction; Venue. Each Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware) in any action, suit, or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and each Party irrevocably and unconditionally agrees that all claims in respect of any such action, suit, or proceeding shall be heard and determined in such courts. Each Party agrees that a final judgment in any such action, suit, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 8.3 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF ANY SUCH ACTION, SUIT, OR PROCEEDING, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.3.

Section 8.4 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made (a) when delivered in person, (b) when sent by email (with confirmation of transmission), (c) one (1) Business Day after being sent by nationally recognized overnight courier (with proof of delivery), or (d) three (3) Business Days after being mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the Party at the following address (or at such other address as such Party may designate by written notice to the other Parties in accordance with this Section 8.4):

If to Argent:

Argent Biopharma Limited

___________

___________

Attention: Roby Zomer

Email: ___________

If to Mercer Street:

Mercer Street Global Opportunity Fund, LLC

___________

___________

Attention: Jonathan Juchno

Email: ___________

If to SBEV:

Splash Beverage Group, Inc.

___________

___________

Attention: Brady Cobb, Interim Chief Executive Officer

Email: ___________

Section 8.5 Entire Agreement. This Agreement (together with the other Transaction Documents, the Recitals, and any exhibits, schedules, or annexes hereto) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, warranties, understandings, and negotiations, both written and oral, among the Parties with respect to the subject matter of this Agreement. No Party makes any representation or warranty with respect to the transactions contemplated by this Agreement except as expressly set forth in this Agreement.

Section 8.6 Amendment and Modification. This Agreement may not be amended, modified, supplemented, or waived except by a written instrument executed by each of the Parties. No course of dealing between the Parties shall be effective to amend, modify, supplement, or waive any provision of this Agreement.

Section 8.7 Waiver. No failure or delay on the part of any Party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies provided by Law.

Section 8.8 Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provision or any other jurisdiction, and this Agreement shall be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein. Upon such determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner.

Section 8.9 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or portable document format (.pdf) transmission), each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission (including .pdf) shall be effective as delivery of a manually executed counterpart.

Section 8.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign its rights or delegate its obligations under this Agreement without the prior written consent of each other Party; provided, however, that Mercer Street may assign its rights to receive the Preferred Equity to any Affiliate of Mercer Street without the consent of the other Parties, so long as such Affiliate satisfies the requirements of an “accredited investor” under the Securities Act.

Section 8.11 No Third-Party Beneficiaries. Except as expressly provided in this Section 8.11, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit, or remedy of any nature under or by reason of this Agreement. Notwithstanding the foregoing, the Parties acknowledge and agree that Mercer Street is an intended third-party beneficiary of Sections 3.1(a), 4.4, and 12.8 of the License Agreement and that the provisions of this Agreement are intended to effectuate the Debt Exchange described therein.

Section 8.12 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its terms and that the Parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or in equity, without the necessity of proving actual damages or posting any bond or other security.

Section 8.13 Expenses. Except as otherwise specifically provided herein, each Party shall bear its own costs and expenses (including attorneys’ fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

Section 8.14 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective duly authorized representatives.

ARGENT BIOPHARMA LIMITED
(formerly known as MGC Pharmaceuticals Ltd)

By:
Name:	Roby Zomer
Title:	Chairman
Date:

MERCER STREET GLOBAL OPPORTUNITY FUND, LLC

By:
Name:	Jonathan Juchno
Title:	Manager
Date:

SPLASH BEVERAGE GROUP, INC.

By:
Name:	Brady Cobb
Title:	Interim Chief Executive Officer
Date: